Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Gerald Lyons		Mary M. Gentry
Executive Vice President, Chief Financial Officer	- or -	Vice President, Treasurer and Investor Relations
ScanSource, Inc.		ScanSource, Inc.
(864) 286-4854		(864) 286-4892

SCANSOURCE DELIVERS STRONG SECOND QUARTER PERFORMANCE
Record Quarterly Net Sales; EPS Exceeds Forecast Range

GREENVILLE, SC -- February 5, 2019 -- ScanSource, Inc. (NASDAQ: SCSC), a leading global provider of technology products and solutions, today announced financial results for the second quarter ended December 31, 2018.

	Quarter ended December 31,
	2018	2017	Change
	(in millions, except per share data)
Net sales	$1,046.0	$1,032.2	1%
Operating income	29.7	22.3	33%
Non-GAAP operating income(1)	36.7	34.7	6%
GAAP net income	20.0	8.0	151%
Non-GAAP net income(1)	25.4	23.0	10%
GAAP diluted EPS	$0.78	$0.31	152%
Non-GAAP diluted EPS(1)	$0.99	$0.90	10%

(1) Non-GAAP results exclude amortization of intangible assets related to acquisitions, change in fair value of contingent consideration and other non-GAAP items. A reconciliation of non-GAAP financial information to GAAP financial information is presented in the Supplementary Information (Unaudited) below.

"We are very pleased with our outstanding second quarter results and continued successful execution of our strategic plan," said Mike Baur, CEO, ScanSource, Inc. "Our strategic plan is focused on building end customer solutions and enabling our channel partners to deliver more value."
Quarterly Results
For the second quarter of fiscal year 2019, net sales increased 1% to $1,046.0 million, reflecting sales growth in North America and Brazil. Organic sales, which exclude the impact from foreign currency translation and recent acquisitions, grew 3.2% year-over-year. Operating income increased to $29.7 million, as the expense for the change in contingent consideration related to Network1 decreased. Non-GAAP operating income increased 6% to $36.7 million, driven by higher sales volumes and higher margins.

On a GAAP basis, net income for the second quarter of fiscal year 2019 totaled $20.0 million, or $0.78 per diluted share, compared with net income of $8.0 million, or $0.31 per diluted share, for the prior-year quarter. Non-GAAP net income for the second quarter of fiscal year 2019 increased 10% to $25.4 million, or $0.99 per diluted share, compared to $23.0 million, or $0.90 per diluted share, for the prior-year quarter.

Forecast for Next Quarter
For the third quarter of fiscal year 2019, ScanSource expects net sales to range from $910 million to $970 million, diluted earnings per share to range from $0.48 to $0.54 per share and non-GAAP diluted earnings per share to range from $0.76 to $0.82 per share. Non-GAAP diluted earnings per share exclude amortization of intangible assets related to acquisitions, change in fair value of contingent consideration and other non-GAAP items.

Exhibit 99.1

Webcast Details and CFO Commentary
At approximately 4:15 p.m. ET today, a CFO commentary, as a supplement to this press release and the Company's conference call, will be available on ScanSource's website, www.scansource.com (Investor Relations section). ScanSource will present additional information about its financial results and outlook in a conference call today, February 5, 2019, at 5:00 p.m. ET. A webcast of the call will be available for all interested parties and can be assessed at www.scansource.com (Investor Relations section). The webcast will be available for replay for 60 days.
Safe Harbor Statement

This press release contains “forward-looking” statements, including the forecast of sales and earnings per share for next quarter, that involve risks and uncertainties. Any number of factors could cause actual results to differ materially from anticipated or forecasted results, including, but not limited to, changes in interest and exchange rates and regulatory regimes impacting the Company's international operations, the impact of tax reform laws, the failure of acquisitions to meet the Company's expectations, the failure to manage and implement the Company's organic growth strategy, credit risks involving the Company's larger customers and vendors, termination of the Company's relationship with key vendors or a significant modification of the terms under which it operates with a key vendor, the decline in demand for the products and services that the Company provides, reduced prices for the products and services that the Company provide due both to competitor and customer action, and other factors set forth in the "Risk Factors" contained in the Company's annual report on Form 10-K for the year ended June 30, 2018, filed with the Securities and Exchange Commission. Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.
Non-GAAP Financial Information

In addition to disclosing results that are determined in accordance with United States Generally Accepted Accounting Principles ("GAAP"), the Company also discloses certain non-GAAP financial measures, which are summarized below. Non-GAAP financial measures are used to understand and evaluate performance, including comparisons from period to period. Non-GAAP results exclude amortization of intangible assets related to acquisitions, change in fair value of contingent consideration, acquisition costs and other non-GAAP adjustments.
Net sales on a constant currency basis, excluding acquisitions: The Company discloses the percentage change in net sales excluding the translation impact from changes in foreign currency exchange rates between reporting periods and excluding the net sales from acquisitions prior to the first full year from the acquisition date. This measure enhances the comparability between periods to help analyze underlying trends on an organic basis.
Non-GAAP operating income, non-GAAP pre-tax income, non-GAAP net income and non-GAAP diluted earnings per share: To evaluate current period performance on a more consistent basis with prior periods, the Company discloses non-GAAP operating income, non-GAAP pre-tax income, non-GAAP net income and non-GAAP diluted earnings per share (non-GAAP diluted "EPS"). These non-GAAP results exclude amortization of intangible assets related to acquisitions, change in the fair value of contingent consideration, acquisition costs and other non-GAAP adjustments. Non-GAAP operating income, non-GAAP net income, and non-GAAP diluted EPS measures are useful in assessing and understanding the Company's operating performance, especially when comparing results with previous periods or forecasting performance for future periods.
Return on invested capital ("ROIC"): Management uses ROIC as a performance measurement to assess efficiency in allocating capital under the Company's control to generate returns. Management believes this metric balances the Company's operating results with asset and liability management, is not impacted by capitalization decisions and correlates with shareholder value creation. In addition, it is easily computed, communicated and understood. ROIC also provides management a measure of the Company's profitability on a basis more comparable to historical or future periods.
ROIC assists management in comparing the Company's performance over various reporting periods on a consistent basis because it removes from operating results the impact of items that do not reflect core operating performance. ROIC is calculated as adjusted EBITDA over invested capital. Adjusted earnings before interest expense, income taxes, depreciation and amortization ("Adjusted EBITDA") excludes the change in fair value of contingent consideration and acquisition costs, in addition to other non-GAAP adjustments. Invested capital is defined as average equity plus average daily funded interest-bearing debt for the period. Management believes the calculation of ROIC provides useful information to investors and is an additional relevant comparison of the Company's performance during the year.

These non-GAAP financial measures have limitations as analytical tools, and the non-GAAP financial measures that the Company reports may not be comparable to similarly titled amounts reported by other companies. Analysis of results and outlook on a non-GAAP basis should be considered in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with GAAP. A reconciliation of the Company's non-GAAP financial information to GAAP is set forth in the Supplementary Information (Unaudited) below.
About ScanSource, Inc.

ScanSource, Inc. (NASDAQ: SCSC) is a leading global provider of technology products and solutions, focusing on point-of-sale (POS), payments, barcode, physical security, unified communications and collaboration and telecom and cloud services. ScanSource's teams provide value-added solutions and operate from two segments: Worldwide Barcode, Networking & Security, which includes POS Portal, and Worldwide Communications & Services, which includes Intelisys and Canpango. ScanSource is committed to helping its customers choose, configure and deliver the industry's best solutions across almost every vertical market in North America, Latin America and Europe. Founded in 1992 and headquartered in Greenville, South Carolina, ScanSource was named one of the 2018 Best Places to Work in South Carolina and on FORTUNE magazine's 2019 List of World's Most Admired Companies. ScanSource ranks #653 on the Fortune 1000. For more information, visit www.scansource.com.

ScanSource Delivers Strong Second Quarter Performance

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)
	December 31, 2018	June 30, 2018*
Assets
Current assets:
Cash and cash equivalents	$22,749	$25,530
Accounts receivable, less allowance of $45,240 at December 31, 2018 and $45,561 at June 30, 2018	708,531	678,940
Inventories	704,444	595,948
Prepaid expenses and other current assets	59,785	61,744
Total current assets	1,495,509	1,362,162
Property and equipment, net	73,354	73,042
Goodwill	326,675	298,174
Identifiable intangible assets, net	129,020	136,806
Deferred income taxes	20,448	22,199
Other non-current assets	50,727	52,912
Total assets	$2,095,733	$1,945,295

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$604,630	$562,564
Accrued expenses and other current liabilities	89,444	90,873
Current portion of contingent consideration	39,729	42,975
Income taxes payable	2,421	13,348
Current portion of long-term debt	335	551
Total current liabilities	736,559	710,311
Deferred income taxes	1,958	1,769
Long-term debt, net of current portion	4,764	4,878
Borrowings under revolving credit facility	367,311	244,000
Long-term portion of contingent consideration	32,157	65,258
Other long-term liabilities	53,481	52,703
Total liabilities	1,196,230	1,078,919
Shareholders' equity:
Common stock	70,912	68,220
Retained earnings	916,636	882,333
Accumulated other comprehensive income (loss)	(88,045)	(84,177)
Total shareholders' equity	899,503	866,376
Total liabilities and shareholders' equity	$2,095,733	$1,945,295

*	Derived from audited financial statements.

ScanSource Delivers Strong Second Quarter Performance

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Income Statements (Unaudited)
(in thousands, except per share data)

	Quarter ended December 31,		Six months ended December 31,
	2018	2017	2018	2017
Net sales	$1,046,021	$1,032,212	$2,018,921	$1,956,771
Cost of goods sold	925,543	919,241	1,786,229	1,737,883
Gross profit	120,478	112,971	232,692	218,888
Selling, general and administrative expenses	80,950	74,763	158,880	147,950
Depreciation expense	3,272	3,467	6,538	6,707
Intangible amortization expense	4,700	5,487	9,703	10,498
Change in fair value of contingent consideration	1,850	6,913	6,434	23,794
Operating income	29,706	22,341	51,137	29,939
Interest expense	3,119	2,285	5,746	3,870
Interest income	(264)	(580)	(715)	(1,462)
Other expense, net	201	326	233	441
Income before income taxes	26,650	20,310	45,873	27,090
Provision for income taxes	6,668	12,341	11,570	14,974
Net income	$19,982	$7,969	$34,303	$12,116
Per share data:
Net income per common share, basic	$0.78	$0.31	$1.34	$0.48
Weighted-average shares outstanding, basic	25,640	25,506	25,619	25,470

Net income per common share, diluted	$0.78	$0.31	$1.33	$0.47
Weighted-average shares outstanding, diluted	25,750	25,648	25,752	25,612

ScanSource Delivers Strong Second Quarter Performance

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Segment:
	Quarter ended December 31,
	2018	2017	% Change
Worldwide Barcode, Networking & Security:	(in thousands)
Net sales, as reported	$701,639	$719,786	(2.5)%
Foreign exchange impact (a)	7,805	—
Net sales, constant currency (non-GAAP)	709,444	719,786	(1.4)%
Less: Acquisitions	—	—
Net sales, constant currency excluding acquisitions (non-GAAP)	$709,444	$719,786	(1.4)%

Worldwide Communications & Services:
Net sales, as reported	$344,382	$312,426	10.2%
Foreign exchange impact (a)	12,915	—
Net sales, constant currency (non-GAAP)	357,297	312,426	14.4%
Less: Acquisitions	(1,832)	—
Net sales, constant currency excluding acquisitions (non-GAAP)	$355,465	$312,426	13.8%

Consolidated:
Net sales, as reported	$1,046,021	$1,032,212	1.3%
Foreign exchange impact (a)	20,720	—
Net sales, constant currency (non-GAAP)	1,066,741	1,032,212	3.3%
Less: Acquisitions	(1,832)	—
Net sales, constant currency excluding acquisitions (non-GAAP)	$1,064,909	$1,032,212	3.2%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter ended December 31, 2018 into U.S. dollars using the average foreign exchange rates for the quarter ended December 31, 2017.

ScanSource Delivers Strong Second Quarter Performance

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Segment:
	Six months ended December 31,
Worldwide Barcode, Networking & Security:	2018	2017	% Change
	(in thousands)
Net sales, as reported	$1,356,752	$1,340,114	1.2%
Foreign exchange impact (a)	15,317	—
Net sales, constant currency	1,372,069	1,340,114	2.4%
Less: Acquisitions	(23,465)	(14,553)
Net sales, constant currency excluding acquisitions	$1,348,604	$1,325,561	1.7%

Worldwide Communications & Services:
Net sales, as reported	$662,169	$616,657	7.4%
Foreign exchange impact (a)	26,221	—
Net sales, constant currency	688,390	616,657	11.6%
Less: Acquisitions	(2,796)	—
Net sales, constant currency excluding acquisitions	$685,594	$616,657	11.2%

Consolidated:
Net sales, as reported	$2,018,921	$1,956,771	3.2%
Foreign exchange impact (a)	41,538	—
Net sales, constant currency	2,060,459	1,956,771	5.3%
Less: Acquisitions	(26,261)	(14,553)
Net sales, constant currency excluding acquisitions	$2,034,198	$1,942,218	4.7%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the six months ended December 31, 2018 into U.S. dollars using the average foreign exchange rates for the six months ended December 31, 2017.

ScanSource Delivers Strong Second Quarter Performance

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Geography:
	Quarter ended December 31,
	2018	2017	% Change
United States and Canada:	(in thousands)
Net sales, as reported	$779,455	$755,312	3.2%
Less: Acquisitions	(1,832)	—
Net sales, excluding acquisitions (non-GAAP)	$777,623	$755,312	3.0%

International:
Net sales, as reported	$266,566	$276,900	(3.7)%
Foreign exchange impact (a)	20,720	—
Net sales, constant currency (non-GAAP)	287,286	276,900	3.8%
Less: Acquisitions	—	—
Net sales, constant currency excluding acquisitions (non-GAAP)	$287,286	$276,900	3.8%

Consolidated:
Net sales, as reported	$1,046,021	$1,032,212	1.3%
Foreign exchange impact (a)	20,720	—
Net sales, constant currency (non-GAAP)	1,066,741	1,032,212	3.3%
Less: Acquisitions	(1,832)	—
Net sales, constant currency excluding acquisitions (non-GAAP)	$1,064,909	$1,032,212	3.2%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter ended December 31, 2018 into U.S. dollars using the average foreign exchange rates for the quarter ended December 31, 2017.

ScanSource Delivers Strong Second Quarter Performance

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Geography:
	Six months ended December 31,
	2018	2017	% Change
United States and Canada:	(in thousands)
Net sales, as reported	$1,517,412	$1,441,982	5.2%
Less: Acquisitions	(26,261)	(14,553)
Net sales, excluding acquisitions	$1,491,151	$1,427,429	4.5%

International:
Net sales, as reported	$501,509	$514,789	(2.6)%
Foreign exchange impact (a)	41,538	—
Net sales, constant currency	543,047	514,789	5.5%
Less: Acquisitions	—	—
Net sales, constant currency excluding acquisitions	$543,047	$514,789	5.5%

Consolidated:
Net sales, as reported	$2,018,921	$1,956,771	3.2%
Foreign exchange impact (a)	41,538	—
Net sales, constant currency	2,060,459	1,956,771	5.3%
Less: Acquisitions	(26,261)	(14,553)
Net sales, constant currency excluding acquisitions	$2,034,198	$1,942,218	4.7%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the six months ended December 31, 2018 into U.S. dollars using the average foreign exchange rates for the six months ended December 31, 2017.

ScanSource Delivers Strong Second Quarter Performance

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands, except per share data)

Non-GAAP Financial Information:
	Quarter ended December 31, 2018
	Operating income	Pre-tax income	Net income	Diluted EPS
GAAP measure	$29,706	$26,650	$19,982	$0.78
Adjustments:
Amortization of intangible assets	4,700	4,700	3,567	0.14
Change in fair value of contingent consideration	1,850	1,850	1,408	0.05
Acquisition costs (a)	414	414	414	0.02
Non-GAAP measure	$36,670	$33,614	$25,371	$0.99

	Quarter ended December 31, 2017
	Operating income	Pre-tax income	Net income	Diluted EPS
GAAP measure	$22,341	$20,310	$7,969	$0.31
Adjustments:
Amortization of intangible assets	5,487	5,487	3,648	0.14
Change in fair value of contingent consideration	6,913	6,913	4,742	0.18
Tax reform charges	$—	$—	$6,689	$0.26
Non-GAAP measure	$34,741	$32,710	$23,048	$0.90

(a) Acquisition costs are non-deductible for tax purposes.

ScanSource Delivers Strong Second Quarter Performance

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands, except per share data)

Non-GAAP Financial Information:
	Six months ended December 31, 2018
	Operating income	Pre-tax income	Net income	Diluted EPS
GAAP measure	$51,137	$45,873	$34,303	$1.33
Adjustments:
Amortization of intangible assets	9,703	9,703	7,365	0.29
Change in fair value of contingent consideration	6,434	6,434	4,895	0.19
Acquisition costs (a)	769	769	769	0.03
Restructuring costs	1,328	1,328	955	0.04
Non-GAAP measure	$69,371	$64,107	$48,287	$1.88

	Six months ended December 31, 2017
	Operating income	Pre-tax income	Net income	Diluted EPS
GAAP measure	$29,939	$27,090	$12,116	$0.47
Adjustments:
Amortization of intangible assets	10,498	10,498	6,909	0.27
Change in fair value of contingent consideration	23,794	23,794	15,747	0.61
Acquisition costs (a)	172	172	172	0.02
Legal settlement, net of attorney fees	952	952	771	0.03
Tax reform charges			6,689	0.26
Non-GAAP measure	$65,355	$62,506	$42,404	$1.66
(a) Acquisition costs are non-deductible for tax purposes.

ScanSource Delivers Strong Second Quarter Performance

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands, except percentages)

Non-GAAP Financial Information:
	Quarter ended December 31,		Six months ended December 31,
	2018	2017	2018	2017
Return on invested capital (ROIC), annualized (a)	13.3%	13.3%	13.1%	13.1%

Reconciliation of Net Income to Adjusted EBITDA
Net income (GAAP)	$19,982	$7,969	$34,303	$12,116
Plus: Interest expense	3,119	2,285	5,746	3,870
Plus: Income taxes	6,668	12,341	11,570	14,974
Plus: Depreciation and amortization	8,935	9,901	18,203	18,766
EBITDA (non-GAAP)	38,704	32,496	69,822	49,726
Adjustments:
Change in fair value of contingent consideration	1,850	6,913	6,434	23,794
Acquisition costs	414	—	769	172
Restructuring costs	—	—	1,328	—
Legal settlement, net of attorney fees	—	—	—	952
Adjusted EBITDA (numerator for ROIC) (non-GAAP)	$40,968	$39,409	$78,353	$74,644

Invested Capital Calculation
Equity - beginning of the quarter	$877,897	$852,976	$866,376	$837,145
Equity - end of the quarter	899,503	860,787	899,503	860,787
Adjustments:
Change in fair value of contingent consideration, net of tax	1,408	4,742	4,895	15,747
Acquisition costs	414	—	769	172
Restructuring costs, net of tax	—	—	955	—
Legal settlement, net of attorney fees, net of tax	—	—	—	771
Tax reform charges	—	6,689	—	6,689
Average equity	889,611	862,597	886,249	860,656
Average funded debt (b)	333,138	311,327	302,707	268,141
Invested capital (denominator for ROIC) (non-GAAP)	$1,222,749	$1,173,924	$1,188,956	$1,128,797

(a) Calculated as net income plus interest expense, income taxes, depreciation and amortization (EBITDA), plus change in fair value of contingent consideration and other adjustments, annualized and divided by invested capital for the period. Invested capital is defined as average equity plus average daily funded interest-bearing debt for the period.

(b) Average funded debt is calculated as the average daily amounts outstanding on short-term and long-term interest-bearing debt.

ScanSource Delivers Strong Second Quarter Performance

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Non-GAAP Financial Information:
	Forecast for Quarter ending March 31, 2019
	Range Low	Range High
GAAP diluted EPS	$0.48	$0.54
Adjustments:
Amortization of intangible assets	0.14	0.14
Change in fair value of contingent consideration	0.14	0.14
Non-GAAP diluted EPS	$0.76	$0.82